UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 5, 2006

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-3319

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 5, 2006, West Pharmaceutical Services, Inc. (the “Company”) issued a press release announcing that the Company will conduct a live webcast of its Investor Day event on Wednesday, May 10, 2006 from 1:00 p.m. to approximately 3:00 p.m. EDT. The event will be held at the Grand Hyatt Hotel in New York, New York. The following members of management will be presenting at the event:

Donald Morel, Chairman and Chief Executive Officer

Steven Ellers, President and Chief Operating Officer

William Federici, Vice President and Chief Financial Officer

Robert Hargesheimer, President, Tech Group

Donald McMillan, President Americas Region, Pharmaceutical Systems

John Paproski, Vice President, Innovation

Michael Schaefers, Director of Marketing, Europe

Mike Anderson, Vice President and Treasurer

A copy of the Company’s presentation from the Investor Day will be available through the Investor link at the Company’s website, http://www.westpharma.com and is also attached hereto as Exhibit 99.1. A copy of the press release is attached hereto as Exhibit 99.2. Both Exhibits are incorporated herein by reference.

The information in this report (including Exhibit 99.1 and 99.2) is being furnished pursuant to Item 7.01 Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

	Exhibit #	Description
	99.1	West Pharmaceutical Services, Inc. presentation slides.

	99.2	West Pharmaceutical Services, Inc. Press Release, dated May 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

May 10, 2006